Exhibit 10.26

[ORACLE USA, INC. LETTERHEAD]

September 8, 2005

Gregory B. Maffei

Dear Greg:

This letter amends your June 20, 2005, offer letter (the “Offer Letter”) as set forth below.

The fourth and fifth sentences of the first paragraph of the Offer Letter are hereby deleted and replaced with the following:

You will be eligible to participate in the standard compensation plan for your position; for Oracle’s fiscal year 2006, you will be eligible to participate in the fiscal year 2006 Executive Bonus Plan. This Bonus Plan and payments thereunder are subject to the approval of and possible adjustment by the Compensation Committee of the Board of Directors, which may impose additional related terms and conditions.

In addition, the first sentence of the fifth paragraph of the Offer Letter regarding severance is hereby deleted and replaced with the following:

If you are involuntarily terminated by Oracle other than for gross misconduct after appropriate notice and time to cure, provided the Company deems your actions capable of being cured (“Cause”), or if you resign for Good Reason (as defined below), on or before May 31, 2006, you will execute a full release of claims and, in exchange, receive as severance a cash lump sum payment of $3,200,000 which shall be subjected to appropriate taxation. In the event your employment ends under the foregoing circumstances and you receive the severance payment indicated above, you will not be entitled to a pro-rated FY2006 bonus.

The second sentence of the fifth paragraph of the Offer Letter regarding severance is hereby deleted in its entirety.

The rest of the terms of the Offer Letter remain unchanged.

In addition, to clarify your employment status, while you are an officer of Oracle Corporation, you are an employee of Oracle USA, Inc.

Please let me know if you have any questions.

Sincerely,

/s/ Joyce Westerdahl
Joyce E. Westerdahl
Senior Vice President, Human Resources

AGREED AND ACCEPTED:

GREGORY B. MAFFEI
Print Name

/s/ Gregory B. Maffei	09/08/05
Signature	Date

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